MOORE STEPHENS
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

馬施雲
事務所
會計師

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

Your Ref:

Our Ref: 3649/2011/GEN/AFGCO00F (CONSENT LETTER)

March 16, 2011

The Board of Directors
Puda Coal, Inc.
No.426, XueFu Street
Taiyuan
Shanxi Province
China
Postal Code: 030006

Strictly Private & Confidential

Dear Sirs,

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-163474, 333-164878, 333-164919, 333-168891 and 333-171039) and on Form S-8 (File No. 333-163475) of Puda Coal, Inc. (the "Company") of our reports dated March 16, 2011 related to the consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the two years then ended and the effectiveness of the Company's internal control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Yours faithfully,

Moore Stephens

Certified Public Accountants
Hong Kong